Confidential materials omitted and filed
separately with the Securities and Exchange
Commission. Asterisks denote omissions.
Exhibit 10.18
EXECUTION COPY
COMMERCIAL EQUIPMENT BREAKDOWN
QUOTA SHARE REINSURANCE CONTRACT
NO. 3200195
between
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
and
LIBERTY MUTUAL INSURANCE COMPANY
Boston, Massachusetts
Effective: January 1, 2010

Effective: January 1, 2010	LMEB Commercial Equipment
Breakdown Quota Share
Contract No. 3200195

COMMERCIAL EQUIPMENT BREAKDOWN QUOTA SHARE REINSURANCE CONTRACT
NO. 3200195
TABLE OF CONTENTS

Clause	Article Number	Page
ACCESS TO RECORDS (LM-00102-2008.05.13-O) (AM)	16	10
AMENDMENTS	17	11
ARBITRATION (LM-00200-2009.10.26-A) (AM)	18	12
ASSIGNMENT, NOVATION or TRANSFER (LM-00300-2008.05.13-A)	19	14
BUSINESS COVERED	1	1
CEDING COMMISSION	13	8
CONFIDENTIALITY (LM-00401-2008.07.21-O) (AM LMEB)	20	14
CURRENCY (LM-00500-2009.09.29)	21	15
DEFINITIONS	5	2
DIVIDENDS AND TAXES (LM-00600-2009.03.10-A)	22	15
EFFECTIVE DATE AND TERMINATION	4	2
ENTIRE AGREEMENT (LM-00701-2008.08.15-A)	23	15
ERRORS OR OMISSIONS (LM-00800-2005.06.02-A)	24	16
EXCLUSIONS	6	3
EXTRA CONTRACTUAL OBLIGATIONS (LM-00900-2009.09.29-A)(AM EB)	10	7
FEDERAL EXCISE TAX (LM-01000-2008.08.15-A)	25	16
FEDERAL TERRORISM RECOVERY (LM-01100-2008.08.06-A)	26	16
GOVERNING LAW (LM-01200-2008.09.18-A)	27	17
INDEMNIFICATION AND DEFENSE	28	17
INSOLVENCY (LM-01300-2009.09.03-A) (AM)	29	17
INTEREST PENALTY (LM-01401-2005.12.21-Q)	30	18
LIMIT OF LIABILITY	2	1
LOSS ADJUSTMENT AND SETTLEMENT (LM-01502-2005.12.21-O) (AM LMEB)	9	6
LOSS IN EXCESS OF POLICY LIMITS (LM-01600-2009.09.29-A) (AM Reins. Claims)	11	7
OFFSET (LM-01701-2005.06.02-A)	31	18
OTHER PROVISIONS	8	5
PROFIT SHARING	15	9
REINSURANCE CLAIMS OBLIGATIONS (LM-3100-2008.07.21-A) (AM)	32	19
REINSURANCE PREMIUM	12	8
REPORTS AND REMITTANCES	14	8
SERVICE OF SUIT (LM-01900-2009.09.29-A) (AM LMEB)	33	19
SEVERABILITY (LM-02000-2005.06.02-A)	34	20
SPECIAL ACCEPTANCES	7	5
SPECIAL CONDITIONS (LM-02100-2009.09.17-A) (AM)	35	20
TERRITORY (LM-02200-2005.06.02-A)	3	2
THIRD PARTIES (LM-02700-2005.09.27-A)	36	24
UNAUTHORIZED REINSURANCE (LM-02500-2009.09.29-A) (AM)	37	24
SCHEDULE 1 — POLICIES FROM PARIS SYSTEM		26
SCHEDULE 2 — POLICIES FROM ECLPS+ SYSTEM		28

Effective: January 1, 2010	LMEB Commercial Equipment
Breakdown Quota Share
Contract No. 3200195

COMMERCIAL EQUIPMENT BREAKDOWN QUOTA SHARE REINSURANCE CONTRACT
No. 3200195
(hereinafter referred to as the “Contract”)
between
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Company”)
and
LIBERTY MUTUAL INSURANCE COMPANY
Boston, Massachusetts
(hereinafter referred to as the “Subscribing Reinsurer”)
ARTICLE 1 — BUSINESS COVERED
A.	By this Contract, the Subscribing Reinsurer obligates itself to accept as reinsurance of the Company and the Company obligates itself to cede to the Subscribing Reinsurer, 100% of the liability on new and renewal business covered hereunder, written by the Company or ceded directly or indirectly to the Company by an Affiliate of the Company (hereinafter each referred to as a “Legal Entity” and, collectively, the “Legal Entities”) for commercial Equipment Breakdown business identified as belonging to the Agency Markets strategic business unit of the Liberty Mutual Group. The business covered hereunder is defined in each Schedule attached hereto. This Contract specifically excludes any and all commercial equipment breakdown coverage for policies issued by the following Agency Markets platform systems;
1.	AQS Mecca or;

2.	Comm Line or;

3.	PAL.
B.	It is a condition of this Contract that evidence of coverage provided for any commercial Equipment Breakdown insurance ceded under sub-paragraph A. above (hereinafter “Equipment Breakdown”) shall be on policies, forms, endorsement or binders, in accordance with forms, rates and rules mutually acceptable to the Company and the Subscribing Reinsurer.

C.	Only that portion of loss, if any, that is covered solely under the Equipment Breakdown coverage provided in the Policy shall be reinsured under this Contract. If, however, that loss (or portion thereof) that is covered solely under the Equipment Breakdown coverage provided in the Policy would not be covered, in whole or in part, pursuant to the terms and conditions of the Subscribing Reinsurer’s reinsurance quotation, then the terms and conditions of the Subscribing Reinsurer’s reinsurance quotation will control irrespective of the Policy’s Equipment Breakdown coverage.
ARTICLE 2 — LIMIT OF LIABILITY
The Subscribing Reinsurer’s liability under this Contract shall not exceed a limit of liability of 100% of $100,000,000 any one Accident, without prior written agreement of the Subscribing Reinsurer. It is agreed and understood that for the purposes of this Contract, one Policy constitutes one Risk.

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ARTICLE 3 — TERRITORY (LM-02200-2005.06.02-A)
The territorial limits of this Contract shall be identical with those of the Policies.
ARTICLE 4 — EFFECTIVE DATE AND TERMINATION
A.	This Contract shall become effective at 12:01 a.m., Local Standard Time, January 1, 2010, and shall remain in force until terminated as provided in this Article.

B.	This Contract may be terminated by the Company or the Subscribing Reinsurer by giving one hundred eighty (180) days prior notice in writing to the other party. Upon termination of this Contract, the Subscribing Reinsurer shall continue to be liable, with respect to Policies in force at the time and date of termination, for claims and losses resulting from occurrences taking place until the expiration, cancellation, or next anniversary date of each such Policy of the Company or the Legal Entities, whichever occurs first, but in no event shall it exceed one year.

C.	Notwithstanding the preceding paragraphs, the Company shall have the option to terminate the entire liability of the Subscribing Reinsurer concurrently with the time and date of cancellation of this Contract for all loss or losses resulting from Accidents taking place subsequent thereto. In such event the Subscribing Reinsurer shall return to the Company the Subscribing Reinsurer’s portion of the Company’s unearned premium applicable to Policies in force at such date less any applicable commission.

D.	As soon as notice of termination of this Contract is given to the Subscribing Reinsurer by the Company, the Subscribing Reinsurer shall provide the Company with information sets detailing the accounts, locations, Covered Equipment due dates of jurisdictional inspections which will come due during the twelve month period following the termination date.
ARTICLE 5 — DEFINITIONS
A.	For purposes of this Contract, the term “Accident” shall follow the definition set forth under the Equipment Breakdown Coverage, Systems Breakdown Coverage or Boiler and Machinery Coverage as provided in the Policies, except as otherwise excluded or amended in this Contract, or in the Schedules attached hereto, or pursuant to the Subscribing Reinsurer’s reinsurance quotation (where applicable). If the Equipment Breakdown Coverage, Systems Breakdown Coverage or Boiler and Machinery Coverage provided for in the Policies does not use the term “Accident,” for the purposes of this Contract, “Accident” shall mean the loss producing event specified in that portion of the Policy that provides Equipment Breakdown coverage, Systems Breakdown or Boiler and Machinery coverage.

B.	The term “Affiliate” means an entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

C.	For purposes of this Contract, the term “Equipment Breakdown” shall follow the definition set forth under the Equipment Breakdown Coverage, Systems Breakdown Coverage or Boiler and Machinery Coverage as provided in the Policies, except as otherwise excluded or amended in this Contract, or in the Schedules attached hereto, or pursuant to the Subscribing Reinsurer’s reinsurance quotation (where applicable). If the Equipment Breakdown Coverage, Systems Breakdown Coverage or Boiler and Machinery Coverage provided for in the Policies does not use the term “Equipment Breakdown,” for the purposes of this Contract, “Equipment Breakdown” shall mean that loss or damage that is solely covered by the addition of the Equipment Breakdown Coverage, Systems Breakdown Coverage or Boiler and Machinery Coverage contained within the Policies.

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D.	For purposes of this Contract, the term “ Covered Equipment” shall follow the definition set forth under the Equipment Breakdown Coverage, Systems Breakdown Coverage or Boiler and Machinery Coverage as provided in the Policies, except as otherwise excluded or amended in this Contract, or in the Schedules attached hereto, or pursuant to the Subscribing Reinsurer’s reinsurance quotation (where applicable).

E.	The term “Policies” means the Company’s or Legal Entities’ binders, policies, endorsements and contracts of insurance reinsured directly or indirectly by the Company as identified in the Business Covered Article, which provide insurance on the Risks reinsured under this Contract.

F.	The term “Referral Risks” means any Risk that requires referral to the Subscribing Reinsurer as set forth in the Referral Guidelines attached to a Schedule or specified in this Contract.
ARTICLE 6 — EXCLUSIONS
A.	This Contract does not apply to and specifically excludes:
1.	Loss or damage caused by or resulting from any of the following, regardless of any other cause or event that contributes concurrently or in any sequence to the loss and shall apply whether or not the loss event results in widespread damage or affects a substantial area:
a.	Fire (including fire resulting from an Accident); or water or other means used to extinguish a fire.

b.	Explosion of gas or unconsumed fuel within the furnace of any boiler or fired vessel or within the passages from that furnace to the atmosphere, including any combustion explosion.

c.	Any other explosion (except for explosion of steam boilers, steam piping, steam engines or steam turbines that are not otherwise excluded by paragraph A.1.b). above.

d.	Lightning, including lightning induced surges.

e.	Wind or hail; smoke; aircraft or vehicles; riot or civil commotion; vandalism or malicious mischief; leakage or accidental discharge from an automatic fire protection system; elevator collision; or collapse.

f.	Flood, surface water, waves, tides, tidal waves (including tsunami), all whether driven by wind or not; or the release of water from, or the rising, overflowing or breaking of boundaries of rivers, lakes, streams, ponds or other natural or man-made bodies of water; or water that backs up or overflows from a sewer, drain or sump, except as specifically covered under the Equipment Breakdown Coverage form (including the cost of drying out electrical equipment, as actually provided therein).

g.	Any earth movement, including but not limited to earthquake, subsidence, sinkhole collapse, landslide, mudflow or mudslide, any sinking, rising or shifting of the earth, or volcanic action.

h.	Any interference with or interruption of any public or private utility or any entity providing electrical, heating, air conditioning, refrigeration, telecommunication, steam, water, sewer, fuel service, or any other service, if the failure occurs away from the covered location, unless said interference or interruption results from an Accident to Covered Equipment of the type reinsured hereunder, and is covered by the applicable Policy’s Equipment Breakdown coverage, or if the interference or interruption results in an Accident to Covered Equipment.

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2.	Loss or damage caused by or resulting from any of the following causes of loss, only to the extent that coverage for loss or damage from that cause of loss is provided by the property Policy or coverage part if Equipment Breakdown coverage had not been added:
a.	Breakage of glass; falling objects; weight of snow, ice or sleet; freezing (caused by cold weather); collapse; molten material.

b.	Water damage (except for water damage resulting from an Accident that escapes from Covered Equipment).
3.	Exclusions A.1.d., A.1.e. and A.2.a. in the preceding paragraphs shall not apply if:
a.	The excluded peril occurs away from any covered location and causes an electrical surge or other electrical disturbance; and

b.	Such surge or disturbance is transmitted through utility service transmission lines to the covered location and results in an Accident to Covered Equipment.
B.	This Contract does not apply to and specifically excludes loss or damage caused by or resulting from any of the following, regardless of any other cause or event that contributes to the loss or damage at the same time or in any other sequence:
1.	Any defect, programming error, programming limitation, computer virus, malicious code, loss of data, loss of access, loss of use, loss of functionality or other condition within or involving data or media of any kind. However, if an Accident not otherwise excluded ensues, then reinsurance under this Contract shall cover the loss or damage caused by the ensuing Accident to Covered Equipment.

2.	War risk, bombardment, invasion, insurrection, rebellion, revolution, civil war, military or usurped power, or confiscation by order of any government or public authority, as excluded under the original Policies.

3.	The Company’s or a Legal Entity’s liability as a voluntary or involuntary member, subscriber or reinsurer of any pool, syndicate, association or other combination of insurers or reinsurers formed for the purpose of covering specific perils, specific classes of business or for the purpose of insuring risks located in specific geographical areas, except for any intercompany reinsurance transacted among or between the Company and the Legal Entities.

4.	All liability of the Company or a Legal Entity arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company or a Legal Entity of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

5.	Nuclear risk:
a.	Nuclear reaction or radiation, or radioactive contamination, however caused, even though any other cause or event contributes concurrently or in any sequence to the loss. However, it is agreed that an Accident to Covered Equipment arising out of the use of radioactive isotopes in any form is not hereby excluded from any reinsurance protection.

b.	Any loss or liability accruing to the Company or a Legal Entity as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

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ARTICLE 7 — SPECIAL ACCEPTANCES
A.	Business which is not within the scope of this Contract may be submitted to the Subscribing Reinsurer for special acceptance hereunder and such business, if accepted by the Subscribing Reinsurer, shall be subject to all terms, conditions and limitations of this Contract except as modified by the special acceptance. Any business that is submitted for special acceptance must be accepted or rejected within the following period of time from the date of receipt by the Subscribing Reinsurer or such business shall be considered automatically accepted hereunder;
1.	within five (5) working days if no jurisdictional inspection of the Risk is required;

2.	within twenty (20) working days for all other Risk submissions.
B.	In the event that the Subscribing Reinsurer declines to accept such business submitted for special acceptance, the Company or a Legal Entity shall have the option of seeking alternative reinsurance for each such Risk.
ARTICLE 8 — OTHER PROVISIONS
A.	The Subscribing Reinsurer shall have the right to inspect each Risk reinsured hereunder, and shall make arrangements for the performance of jurisdictional inspections required by state or municipal boiler and pressure vessel regulations on said Risks. If any inspection discloses Covered Equipment which is found to be in, or exposed to, a dangerous condition, the inspector may suspend coverage on such Covered Equipment in accordance with the provisions of the Policy. The Subscribing Reinsurer agrees to share the jurisdictional inspection information gathered in such inspections with the Company.

B.	Referral Risks shall be submitted to the Subscribing Reinsurer and the Subscribing Reinsurer shall issue a reinsurance quotation to the Company defining specifically the terms and conditions for Equipment Breakdown coverage and the reinsurance premium for each such Risk. To the extent that said reinsurance quotation is in conflict with any terms, conditions or exclusions in this Contract, the terms, conditions or exclusions set forth in the reinsurance quotation shall apply to such Risk irrespective of the terms and conditions of the Policy’s Equipment Breakdown coverage; however, all other terms, conditions and exclusions in this Contract shall remain in full force and effect. The Subscribing Reinsurer shall have the right to decline to quote any Referral Risk either in whole or in part.

C.	In the event any cession made hereunder becomes unsatisfactory to the Subscribing Reinsurer due to underwriting reasons, the Subscribing Reinsurer may cancel this reinsurance with respect to such cession by 30 days written notice to the Company, provided, however, that if any Policy has provisions for more than 10 days notice of cancellation or nonrenewal or the applicable state statute or regulation contains longer notice requirements, the Subscribing Reinsurer shall give the Company 20 days plus the notice required by the Policy or the time period required by the applicable state statute or regulation, whichever is longer. This paragraph applies only with respect to Referral Risks.

D.	In the event that the Subscribing Reinsurer declines to quote a Risk as provided for in paragraph B. of this Article or cancels this reinsurance with respect to a Risk as provided for in paragraph C. of this Article, the Company shall have the option of seeking alternative reinsurance for each such Risk.

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ARTICLE 9 — LOSS ADJUSTMENT AND SETTLEMENT (LM-01502-2005.12.21-O) (AM LMEB)
A.	The Company will give the Subscribing Reinsurer notice as soon as practicable of any claim or loss arising under coverages subject to this Contract. The Subscribing Reinsurer shall advise the Company of its estimate of each such claim or loss, and keep the Company advised of any change in such estimate.

B.	The Subscribing Reinsurer, at its expense will investigate, negotiate and enter into settlement agreements or defend all such claims and losses in accordance with the terms of the coverage subject to this Contract, and shall keep the Company informed of significant developments likely to affect the cost of any claim or claims hereunder. The Subscribing Reinsurer shall defend and hold harmless the Company or a Legal Entity against any suit brought solely under coverages subject to this Contract; provided that the Company or a Legal Entity may at its own expense participate in any such investigation, negotiation, settlement or defense.

C.	In the event of a settlement by the Subscribing Reinsurer of a claim or loss arising under coverages subject to this Contract (hereinafter called “authorized losses”), the Company or a Legal Entity will, pursuant to said settlement, make payment directly to the Insured, under the coverages subject to this Contract. Upon making such payment, and when requested by the Subscribing Reinsurer, the Company or a Legal Entity will secure its subrogation rights under the terms of the coverage subject to this Contract and will then assign such subrogation rights to the Subscribing Reinsurer. When requested by the Subscribing Reinsurer and agreed to by the Company, the Company shall secure a duly executed proof of loss and, where appropriate, a release, in addition to any other required settlement documents.

D.	In the event of an authorized claim or loss involving coverages subject to this Contract and coverages not subject to this Contract:
1.	The Company or a Legal Entity and the Subscribing Reinsurer shall join in the investigation, settlement, and defense of all such claims and losses.

2.	Court costs, interest on judgments, and the cost of defense, including attorneys’ fees and declaratory judgment fees and costs, which arise in connection with any investigation, adjustment, resistance to or negotiations concerning settlement of such claims or losses, shall be apportioned between the Company and the Subscribing Reinsurer in proportion to their respective liabilities as finally determined or as mutually agreed upon.

3.	The Company and the Subscribing Reinsurer agree that:
a.	Coverage for Water Damage, Spoilage/Perishable Goods, Computer Equipment and Data Restoration resulting from an Accident as set forth in the Equipment Breakdown or Boiler and Machinery form will be considered primary to overlapping coverage under other forms or endorsements in the Company’s or a Legal Entity’s Policy or other Policies issued by the Company or a Legal Entity for the same insured.

b.	For any overlapping coverage not specified in paragraph a. above, Equipment Breakdown coverage will not be considered “primary” or “specific” and that apportionment of such claims shall be in accordance with industry standard practice or as mutually agreed.

c.	In the event that the Company’s or Legal Entity’s Policy provides coverage for Spoilage/Perishable Goods (or any other ensuing loss) as the result of a malfunction or breakdown, but the Company’s or Legal Entity’s Policy does not otherwise provide Equipment Breakdown or Boiler and Machinery coverage (and no risk or premium has been ceded to the Subscribing Reinsurer for that Policy), the Company’s or Legal Entity’s Policy shall provide the sole coverage for such Spoilage/Perishable Goods (or other ensuing loss), which is not reinsured hereunder.

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ARTICLE 10 — EXTRA CONTRACTUAL OBLIGATIONS (LM-00900-2009.09.29-A) (AM EB)
A.	This Contract shall protect the Company within the limits hereof for 100% of Extra Contractual Obligations. “Extra Contractual Obligations” are defined as any actual or potential liabilities not covered under any other provision of this Contract, arising from or relating to any alleged or actual act, error or omission, whether intentional or otherwise, or from any alleged or actual negligence, tortious conduct, reckless conduct, violations of statutes or regulations governing the conduct of insurance companies and/or claims adjusters, or bad faith in connection with: (i) the handling of any claim by the Subscribing Reinsurer under the Policies covered by this Contract, such liabilities arising because of, but not limited to, the following: failure by the Company, a Legal Entity or by a third party claims administrator to settle within the Policy limit provided the Company, a Legal Entity or third party claims administrator has acted at the direction of the Subscribing Reinsurer, or by reason of alleged or actual negligence, fraud or bad faith of the Subscribing Reinsurer in rejecting an offer of settlement, or in defending or prosecuting litigation, including appeals, arbitration, or any alternative dispute resolution or settlement discussions involving any claim; or (ii) the providing of or failure to provide any loss control or loss prevention services by the Subscribing Reinsurer in connection with any Policy hereunder.

B.	The date on which any Extra Contractual Obligation is incurred shall be deemed, in all circumstances, to be the date of the original occurrence, loss occurrence, accident, casualty, disaster, or loss, as determined by the Company.

C.	However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company or a Legal Entity acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
ARTICLE 11 — LOSS IN EXCESS OF POLICY LIMITS (LM-01600-2009.09.29-A) (AM Reins. Claims)
A.	This Contract shall protect the Company within the limits hereof, for 100% of any Loss in excess of the original Policy limit where Loss in excess of the limit has been incurred because of a failure by the Company, or a Legal Entity or by a third-party claims administrator to settle within the Policy limit provided the Company, a Legal Entity or third party claims administrator has acted at the direction of the Subscribing Reinsurer or by reason of alleged or actual negligence, fraud, or bad faith by the Subscribing Reinsurer in rejecting an offer of settlement or in defending or prosecuting litigation, including appeals, arbitration, or any alternative dispute resolution or settlement discussions involving any claim.

B.	However, the above paragraph shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company or a Legal Entity acting individually, or collectively, or in collusion with any individual or corporation or any other organization or party, involved in the presentation, defense or settlement of any claim covered hereunder.

C.	With regard to excess of Policy limits, the word “Loss” shall mean any amounts for which the Company or a Legal Entity would have been contractually liable to pay had it not been for the limit of the original Policy. The date on which any Loss in excess of the original Policy limit is incurred by the Company or a Legal Entity shall be deemed, in all circumstances, to be the date of the original occurrence, accident, casualty, disaster, loss occurrence or loss, as determined by the Company.

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ARTICLE 12 — REINSURANCE PREMIUM
A.	The Company shall pay to the Subscribing Reinsurer the amount specified as Reinsurance Premium on each Schedule attached hereto for the Business covered thereunder, for the duration of time the Schedule or this Contract is in effect.

B.	In the event Special Acceptances are covered hereunder as set forth in the Special Acceptances Article, the Company shall pay to the Subscribing Reinsurer the reinsurance premium agreed upon for said Special Acceptances.
ARTICLE 13 — CEDING COMMISSION
A.	The Company shall receive a ceding commission in the amount specified as Ceding Commission on each Schedule attached hereto for the Business covered thereunder, for the duration of time the Schedule or this Contract is in effect. Return commission shall be allowed to the Subscribing Reinsurer on return premiums at the same rates. It is expressly agreed that the Ceding Commission includes provision for all dividends, commissions, brokerage fees, and taxes, all board, exchange or bureau assessments and for all other non-claim expenses of the Company or the Legal Entities.

B.	In the event Special Acceptances are covered hereunder as set forth in the Special Acceptances Article, the Company shall receive a Ceding Commission in an amount agreed upon for said Special Acceptance.
ARTICLE 14 — REPORTS AND REMITTANCES
A.	Within 45 days after the close of each month, the Company shall report to the Subscribing Reinsurer the Reinsurance Premiums written during the month for policies covered hereunder. The report will be accompanied by a bill or credit memorandum showing gross balance due less ceding commissions. Payment will be immediately due and payable thereafter by the Company.

B.	Within 45 days after the close of each month, the Subscribing Reinsurer shall report to the Company all losses authorized during that month by the Subscribing Reinsurer pursuant to the Loss Adjustment and Settlements Article. All such losses are to be individually listed and identified. The balance shall become immediately due and payable thereafter by the Subscribing Reinsurer.

C.	The Subscribing Reinsurer shall provide a loss report and payment to the Company as soon as reasonably practicable in the event a claim or loss hereunder equals or exceeds $10,000,000 on an incurred basis.

D.	In the event of termination, reports and settlements shall continue to be handled as required by the Effective Date and Termination Article, hereof until such time as all policies have expired, or have been cancelled or nonrenewed, at which such time there shall be final accounting and settlement hereunder. All costs and expenses associated with handling of such run-off business shall be borne by the Subscribing Reinsurer.

E.	The Company shall periodically furnish the Subscribing Reinsurer such reports and information relating to the policies reinsured hereunder, as may be reasonably required for inspection, loss control and loss adjustment activities.

F.	Each party shall furnish the other such figures as may be required for financial statement purposes.

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ARTICLE 15 — PROFIT SHARING PLAN
A.	The following Profit Sharing (“Plan”) has been developed to provide additional incentives for the production of profitable Equipment Breakdown insurance. It is understood and agreed that the initial “Profit Sharing Plan Period” shall be defined as the period beginning 12:01 a.m., Local Standard Time, January 1, 2010 to 12:01 am., Local Standard Time, January 1, 2011 and thereafter, each Profit Sharing Plan Period shall consist of 12 months to begin concurrently with the expiration of the previous profit sharing plan period or until such date as the Contract to which this Plan is attached is terminated, whichever is earlier and shall apply to Incurred Losses and Premiums Earned for the business covered in the Business Covered Article of this Contract, for the purpose of the Profit Sharing Calculation herein.

B.	The Subscribing Reinsurer shall pay to the Company a profit sharing commission (“Profit Sharing Commission”) on business covered under this Plan during the Profit Sharing Plan Period, if the sum of Incurred Losses for business covered hereunder and Loss Carry Forward, if any, is less than the Plan Losses, in accordance with the provisions of this contract.

C.	“Incurred Losses” as used herein shall mean ceded losses of the Company or a Legal Entity paid during the Profit Sharing Plan Period, plus the ceded reserves for losses outstanding at the end of the Profit Sharing Plan Period, minus the ceded reserves for losses outstanding at the beginning of the Profit Sharing Plan Period, plus loss adjustment expenses computed at [***]% of Premiums Earned during the Profit Sharing Plan Period. Said losses shall be determined according to records from the Subscribing Reinsurer’s claim system. The Company shall review these numbers, and if there is a material difference between their records and the Subscribing Reinsurer’s records, the difference will be reconciled, and the reconciled numbers will be used.

D.	“Plan Losses” as used herein shall mean the amount calculated by multiplying the Premiums Earned for the Profit Sharing Plan Period by the Plan loss ratio of [***]%.

E.	“Premiums Earned” shall mean the Company’s Reinsurance Premiums ceded during the Profit Sharing Plan Period, plus the unearned Reinsurance Premiums at the beginning of the Profit Sharing Plan Period, less the unearned Reinsurance Premiums at the end of the Profit Sharing Plan Period. Said premiums shall be determined according to records from the Subscribing Reinsurer’s premium system. The Company shall review these numbers, and if there is a material difference between their records and the Subscribing Reinsurer’s records, the difference will be reconciled, and the reconciled numbers will be used.

F.	“Incurred Claim Ratio” shall mean the ratio of Incurred Losses, excluding loss adjustment expenses to Premiums Earned during the Profit Sharing Plan Period.

G.	Profit Sharing Calculation

The Profit Sharing Calculation for the Profit Sharing Plan Period shall be as follows:
1.	Total of Plan Losses for the Profit Sharing Plan Period; less

2.	Total of Incurred Losses for the Profit Sharing Plan Period; less

3.	Loss Carry Forward, if any, from any immediately preceding profit sharing plan period.

*** Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

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If the Profit Sharing Calculation results in a positive balance, (i.e., the Total of Incurred Losses and Loss Carry Forward is less than the Total of Plan Losses), the Profit Sharing Commission for the Profit Sharing Plan Period shall be [***]% of the positive balance for the first year of this Contract and [***]% for each subsequent year. If the Profit Sharing Calculation results in a negative balance, (i.e., the Total of Incurred Losses and Loss Carry Forward is greater than the Total of Plan Losses), no Profit Sharing Commission shall be payable for the Profit Sharing Plan Period, and the difference shall be carried forward to the next profit sharing plan period, if any, as the “Loss Carry Forward.”

H.	If, at the end of the Profit Sharing Plan Period, the Incurred Claim Ratio for all business covered under this Plan is equal to or less than [***]%, the Subscribing Reinsurer shall also pay to the Company a bonus incentive (“Bonus Incentive”) calculated as follows:
1.	The Premiums Earned during the Profit Sharing Plan Period multiplied by;

2.	The additional Profit Sharing percentage from the following Bonus Incentive Table.
Bonus Incentive Table

	Additional Profit		Additional Profit
Incurred Claim Ratio	Sharing — Year 1		Sharing — Year 2
0% - 20.0%	[***]	%	[***]	%
20.1% - 25.0%	[***]	%	[***]	%
25.1% - 30.0%	[***]	%	[***]	%
30.1% - 35.0%	[***]	%	[***]	%
35.1% - [***]%	[***]	%	[***]	%
Greater than [***]%	[***]	%	[***]	%
I.	The Subscribing Reinsurer shall calculate and remit any Profit Sharing Commission and Bonus Incentive due to the Company for the Profit Sharing Plan Period within thirty (30) days following the date agreement is reached between the Subscribing Reinsurer and the Company for the Earned Premium and the Incurred Losses for the Profit Sharing Plan Period.
ARTICLE 16 — ACCESS TO RECORDS (LM-00102-2008.05.13-O) (AM)
A.	Except as otherwise provided in this Article, the Subscribing Reinsurer, or its duly authorized representative, may upon reasonable prior written notice to the Company, at the Subscribing Reinsurer’s own expense, examine at the offices of the Company or its Affiliates, during normal office hours, Policy, accounting, underwriting, or claim records and files, or any such additional relevant records and files, as they exist in the Company’s or its Affiliates’ possession or reasonable control, relating to business ceded under this Contract. The Subscribing Reinsurer’s notice shall reasonably describe the nature of the inspection that it wishes to conduct, the persons conducting the inspection and upon notice of available files from the Company, the files that it wishes to review. Subject to the limitations expressed in this Article, this right of inspection shall survive termination or expiration of this Contract and shall continue as long as either Party has any rights or obligations under this Contract.

B.	Except as otherwise provided in this Article, the Company, or its duly authorized representative, may upon reasonable prior written notice to the Subscribing Reinsurer, at Company’s own expense, examine at the offices of the Subscribing Reinsurer, during normal office hours, the Subscribing Reinsurer’s Policy, accounting, underwriting, or claim records and files, or any such additional relevant records and files, as they exist in the Subscribing Reinsurer’s possession or reasonable control, relating to business ceded under this Contract. The Company’s notice shall reasonably describe the nature of the inspection that it wishes to conduct, the persons conducting the inspection and upon notice of available files from the Subscribing Reinsurer, the files that it wishes to review. Subject to the limitations expressed in this Article, this right of inspection shall survive termination or expiration of this Contract and shall continue as long as either Party has any rights or obligations under this Contract.

*** Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

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C.	The Company reserves the right to deny the Subscribing Reinsurer access to records or files concerning any particular claim(s) if the Subscribing Reinsurer has not disputed liability for payment of such claim(s), and payment of such claim(s) is(are) more than ninety (90) days overdue according to the Company’s records. The Company shall, however, prior to an arbitration demand that may be instituted by either party, continue to respond to reasonable specific requests for information and questions raised by the Subscribing Reinsurer concerning such claims; and nothing in this Article shall restrict the right or ability of the Subscribing Reinsurer to seek discovery of relevant information in a proceeding pursuant to the Arbitration Article of this Contract.

D.	As a condition precedent to access to records under this Article, each party, its personnel, and any authorized third party representative of such party shall agree to the provisions of the Confidentiality Article of this Contract.

E.	The Company reserves the right to withhold any documents from the Subscribing Reinsurer: (1) concerning Trade Secrets of the Company or its affiliates, (2) subject to the terms of a third party non-disclosure agreement with the Company or its affiliates requiring third party consent to disclosure, (3) subject to the Work Product Privilege or Attorney-Client Privilege or (4) concerning individual private information that as a matter of law cannot be disclosed by the Company or its Affiliates (hereinafter referred to in the Contract as “Privileged Documents”). The Company shall reasonably try to exempt the Subscribing Reinsurer from any third party non-disclosure agreement or obtain consent from the third party to disclose to the Subscribing Reinsurer. If the Company permits Subscribing Reinsurer access to any Privileged Documents referenced in (1) through (3) of this section, the Subscribing Reinsurer shall agree to sign the Company’s non-waiver agreement in order to preserve the confidential, proprietary and/or privileged nature of such Privileged Documents.

F.	Notwithstanding the foregoing, the Company shall permit and not object to the Subscribing Reinsurer’s access to Privileged Documents falling within (3) above, in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants, and all parties to such adjudications; provided that the Company, may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, which may jeopardize the Company’s or its Affiliates’ defense by release of such Privileged Documents. In the event that the Company shall seek to defer release of such Privileged Documents or to withhold documents concerning Trade Secrets, it will in consultation with the Subscribing Reinsurer take other steps as reasonably necessary to provide the Subscribing Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections. The Subscribing Reinsurer, however, shall not have access to Privileged Documents relating to any dispute between the Company and the Subscribing Reinsurer.

G.	For purposes of this Article, “Trade Secrets” shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996. “Attorney—Client Privilege” shall mean communications of a confidential nature between: (1) the Company or its Affiliates, or anyone retained by or in the control of the Company or its Affiliates, or their in-house or outside legal counsel, or anyone in the control of such legal counsel, and (2) any in-house or outside legal counsel which relate to legal advice being sought by the Company or its Affiliates and/or which contains legal advice being provided to the Company or its Affiliates. “Work-Product Privilege” shall mean communications, written materials, and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company or its Affiliates, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.
ARTICLE 17 — AMENDMENTS
This Contract may be altered or amended in any terms and conditions by mutual consent of the parties by an endorsement formally signed by an authorized representative of each Party, such an endorsement shall be considered as part of this Contract.

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ARTICLE 18 — ARBITRATION (LM-00200-2009.10.26-A) (AM)
A.	Disputes to be Arbitrated. With the exception of any dispute resolution procedures that are otherwise contained in this Contract, any and all disputes between the Company and any Subscribing Reinsurer or Subscribing Reinsurers (“Party” individually or “Parties” collectively) arising out of, relating to, or concerning this Contract, whether sounding in contract or tort and whether arising during or after this Contract’s formation, or after its termination, including disputes as to whether the Contract was validly formed or is voidable, shall be submitted to the decision of an arbitration panel (“Panel”). The Panel shall consist of an umpire and two party-appointed arbitrators unless a Party meets the requirements of paragraph C. of this Article and demands arbitration pursuant thereto, in which case the Panel would consist of an umpire only.

B.	Procedures. Except as provided herein, any arbitration shall be based upon the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes, Regular Panel Version, dated April 2004 (the “Procedures”), developed by the Insurance and Reinsurance Dispute Resolution Task Force, subject to the following modifications:
1.	Qualifications of the arbitrators and umpires shall be in accordance with section 6.2 of the Procedures, except that other professionals who have worked for at least ten (10) years for an insurer or reinsurer shall also be qualified to serve as an arbitrator or umpire.

2.	The Parties hereby designate the umpire list maintained by ARIAS (U.S.) as the list to be used in the event that section 6.7(a) of the Procedures is invoked. If ARIAS ceases to maintain a list, each Party shall exchange eight names of qualified umpire candidates and shall follow section 6.7 of the Procedures for the selection of the umpire.

3.	Unless otherwise mutually agreed, the members of the Panel shall be impartial and disinterested. The members of the Panel may not be: (1) in the control of any Party or its parent, affiliate, or agent, (2) a former director or officer of any Party or its parent, affiliate, or agent, or (3) a likely witness in the arbitration. The requirement of impartiality means that all members of the Panel shall have the same obligation to approach the Panel’s duties and decisions with fairness and without consideration for the fact that Panel members may have been appointed by one of the Parties. The requirement of impartiality does not mean that any arbitrator can have no previous knowledge of or experience with respect to issues involved in the dispute or disputes.

4.	The first sentence of section 10.4 of the Procedures shall be replaced by the following sentence: “The Panel shall require that each Party submit concise written statements of position, including summaries of the facts and evidence a Party intends to present, discussion of the applicable law and the basis for the requested Award or denial of relief sought.”

5.	Section 11.1 of the Procedures shall be replaced by the following provision: “The Parties may propound discovery seeking disclosure of such information and/or documents relevant to the dispute or necessary for the proper resolution of the dispute.”

6.	Position statements may be amended at any reasonable time, but not later than the close of discovery, without a showing to the Panel that the amending Party could not reasonably have raised the new claim or issue at an earlier time.

7.	The Panel shall hold an evidentiary hearing, if one is necessary, within one year of the arbitration demand, unless the Parties otherwise agree. Should a Party seek a reasonable extension to this time frame for good cause shown, the other Party’s agreement shall not be unreasonably withheld.

8.	To the extent permitted by the law, the Panel shall have the authority to issue subpoenas and other orders to enforce its decisions.

9.	The Panel may award reasonable attorneys’ fees and arbitration costs to the prevailing Party, as determined by the Panel.

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10.	Section 14.3 of the Procedures shall be replaced by the following provision: “The Panel shall make a decision and issue an award with regard to the terms expressed in this Contract, and the custom and practice of the property and casualty insurance and reinsurance business. The Panel shall not be obligated to follow the strict rules of law and evidence.”
C.	Alternative Streamlined Procedures. Notwithstanding the foregoing provisions of this Article, the Alternative Streamlined Procedures set forth in section 16 of the Procedures, as modified by paragraphs B.3, B.4, and B.8 through B.10 of this Article, shall apply in the event that, in a consolidated proceeding or otherwise, the Party initiating arbitration is seeking payment of a total amount that is no greater than one million dollars ($1,000,000), or the currency equivalent thereof. Sections 16.1, 16.2, 16.3 and the second sentence of section 16.4 of the Alternative Streamlined Procedures shall not apply. The Parties agree to comply with section 6.7 of the Procedures to appoint a single umpire, and hereby designate the umpire list maintained by ARIAS (U.S.) as the list to be used in section 6.7(a).

D.	Hearing Location. The hearing shall be held in Boston, Massachusetts, unless the Parties mutually agree to a different location.

E.	Confirmation. Either Party may apply to a court of competent jurisdiction for an order confirming any award of the Panel; a judgment of that court shall thereupon be entered on any award. If the application for confirmation is contested and a judgment is issued confirming the award, then the Party against whom confirmation is sought shall pay the attorneys’ fees incurred by the Party who applied for the confirmation and all court costs of any such proceeding.

F.	Equitable Relief from a Court of Law. Nothing herein shall be construed to prevent any participating Party from applying to a court of competent jurisdiction to issue a restraining order or other equitable relief to maintain the “status quo” of the Parties participating in the arbitration pending the decision and award by the Panel.

G.	Consolidated Proceedings.
1.	Same contract, single Subscribing Reinsurer. Both the Company and any single Subscribing Reinsurer on this Contract have the right to combine any and all disputes between them that concern this Contract (including any renewal of this Contract or any contract for which this Contract is a renewal) into a single arbitration proceeding before a single Panel, except that the standard for determining whether a Party may add a new issue, claim, or dispute to an arbitration proceeding shall be the standard for amending a position statement, as set forth in paragraph B.6 of this Article.

2.	Multiple contracts, single Subscribing Reinsurer.
a.	Either the Company or any single Subscribing Reinsurer has the right to combine any and all disputes between the Company and such single Subscribing Reinsurer into one arbitration proceeding before a single Panel where such disputes involve this Contract and any additional contracts between the two Parties.

b.	Notwithstanding the foregoing, subject in each instance to the mutual agreement of the Parties, new issues, claims, or disputes may be added to such existing arbitration proceeding.
3.	Same contract, multiple Subscribing Reinsurers. At the Company’s option, if more than one Subscribing Reinsurer is involved in arbitration relating to this Contract, where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Subscribing Reinsurers shall constitute and act as one Party for purposes of this Article and communications shall be made by the Company to each of the Subscribing Reinsurers constituting the one Party; provided, however, that the Subscribing Reinsurers shall have the right to assert several, rather than joint defenses or claims, and to be represented by

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separate counsel. This provision shall not change the liability of each of the Subscribing Reinsurers under the terms of this Contract from several to joint.
H.	Choice of Law. The law set forth in the Governing Law Article shall apply to this Arbitration Article.

I.	Option to Litigate. Notwithstanding the foregoing provisions of this Article, to the extent that either Party has demanded payment of a total amount of at least twenty million dollars ($20,000,000) or the currency equivalent thereof under this Contract, and an arbitration demand has been served, either Party retains the option to initiate litigation to resolve any disputes arising from such demand, provided however, that the Party initiating such option to litigate must file suit within sixty (60) days from the date on which the arbitration demand was served. The Parties hereby waive their rights to a jury trial in connection with any such litigation.

J.	Survival of Article. This Article shall survive the termination or expiration of this Contract.
ARTICLE 19 — ASSIGNMENT, NOVATION, OR TRANSFER (LM-00300-2008.05.13-A)
This Contract shall be binding upon and inure to the benefit of the Company and the Subscribing Reinsurer and their respective successors and assigns; provided, however, that this Contract may not be assigned, novated or transferred, including any attempted transfer of rights and/or obligations under any U.S. or foreign statute, legislation or jurisprudence, by either the Company or the Subscribing Reinsurer, or as the result of the action(s) of a parent company or an affiliated entity of either, without the prior written consent of the other. In the event of any assignment, novation, or transfer, the assignor, novator, or transferor shall remain liable under this Contract, and further guarantees the performance of all obligations of any assignee, novatee, or transferee under this Contract. Notwithstanding the foregoing, the Company may assign this Contract to an insurance entity controlling, controlled by or under common control with the Company, without the Subscribing Reinsurer’s written consent.
ARTICLE 20 — CONFIDENTIALITY (LM-00401-2008.07.21-O) (AM LMEB)
A.	Confidential Information. The submission materials, and any policy, financial, underwriting, accounting, and claims information, data statements, representations, and other materials provided by one Party to this Contract (the “Disclosing Party”) and received by the other party to this Contract (the “Receiving Party”) in the course of an audit, inspection, or otherwise, represent confidential or proprietary information (“Confidential Information”). This Confidential Information is intended for the sole use of the Receiving Party (and its retrocessionaires, respective auditors, accountants, and legal counsel) as may be necessary in analyzing and/or accepting a participation in and/or executing its responsibilities under or related to this Contract. Each Party to this Contract acknowledges and agrees that with respect to any review of Confidential Information by it, and/or discussion of Confidential Information, the Disclosing Party does not waive and does not intend to waive any available privilege or protection. The review of Confidential Information by the Receiving Party and/or discussion of Confidential Information with the Disclosing Party shall not destroy, waive, or otherwise impair the proprietary and/or protected status of any Confidential Information or any information revealed in such discussion with the Disclosing Party’s personnel, whether reviewed by and/or discussed with the Receiving Party intentionally or inadvertently, nor does the review of the Confidential Information and/or discussion of Confidential Information with the Disclosing Party constitute an estoppel or waiver of the Disclosing Party’s rights to assert the attorney client or work product privileges, or any other applicable privilege or protection, over any documents contained in the Disclosing Party’s files.

B.	The Receiving Party agrees to preserve all confidentiality and privilege pertaining to all Confidential Information provided by the Disclosing Party and all knowledge and information gained through its review of Confidential Information or discussions with the Disclosing Party’s personnel. The Receiving Party further agrees not to disclose any Confidential Information to any other person or entity except as

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such disclosure may be necessary to its retrocessionaires, accountants, attorneys, auditors, regulators, actuaries, or third party catastrophe modelers or as otherwise required by law. The Receiving Party agrees that no Confidential Information is to be copied and/or removed from the Disclosing Party’s premises without the express permission of the Disclosing Party.
C.	Third Party Demand. Should the Receiving Party receive a third party demand pursuant to subpoena, summons, or court or governmental order, to disclose Confidential Information (including Non-public personally identifiable information) that has been provided by the Disclosing Party, the Receiving Party shall make commercially reasonable efforts to notify the Disclosing Party promptly upon receipt of the demand and prior to disclosure of the Confidential Information and provide the Disclosing Party a reasonable opportunity to object to the disclosure. If the Disclosing Party timely objects to the release of the Confidential Information, the Receiving Party will comply with the reasonable requests of the Disclosing Party in connection with the Disclosing Party’s efforts to resist release of the Confidential Information. The Disclosing Party shall bear the cost of resisting the release of the Confidential Information.

D.	Confidentiality Obligations Exceptions. The Disclosing Party and the Receiving Party agree that no confidentiality obligations will apply to Confidential Information to the extent such Confidential Information (1) is or becomes available to the public, other than as a result of impermissible disclosure by the Receiving Party, (2) was or became available lawfully to the Receiving Party from a source, other than the Disclosing Party or its personnel, that is not subject to a confidentiality obligation, (3) was developed independently by the Receiving Party prior to disclosure by the Disclosing Party or its personnel, as demonstrated by the Receiving Party’s records, or (4) is required to be disclosed by law, regulation, court or regulatory agency action, subject to the Third-Party Demand paragraph of this Article.

E.	Survival. The parties agree that the obligations contained in this Article shall survive the termination of this Contract.
ARTICLE 21 — CURRENCY (LM-00500-2009.09.29)
Whenever a reference to a monetary currency appears in this Contract, it shall be construed to mean United States Dollars (“USD”). All amounts paid or received by the Company in any other currency shall be converted into United States Dollars at the rate of exchange on the date at which it is entered on the books of the Company.
ARTICLE 22 — DIVIDENDS AND TAXES (LM-00600-2009.03.10-A)
In consideration of the terms of this Contract, the Company shall not claim any deduction in respect of any amount paid as dividends or as reinsurance premium when making tax returns, other than income or profits tax returns, to any state of the United States or to the District of Columbia.
ARTICLE 23 — ENTIRE AGREEMENT (LM-00701-2008.08.15-A)
This Contract shall constitute the entire agreement between the Company and the Subscribing Reinsurer with respect to the subject matter of this Contract and shall supersede all prior understandings, negotiations and discussions, whether oral or written, by or between the Company and the Subscribing Reinsurer relating to the subject matter hereof. There are no general or specific warranties, representations or other agreements by or among the Company and the Subscribing Reinsurer in connection with entering into this Contract except as specifically set forth in this Contract. Notwithstanding the foregoing, this Contract may be amended or modified only by a writing signed by both the Company and the Subscribing Reinsurer.

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ARTICLE 24 — ERRORS AND OMISSIONS (LM-00800-2005.06.02-A)
Any inadvertent delay, omission, or error in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability, which would attach to it hereunder if such delay, omission, or error had not been made, provided such delay, omission, or error is rectified upon discovery.
ARTICLE 25 — FEDERAL EXCISE TAX (LM-01000-2008.08.15-A)
A.	This Article is applicable to any Subscribing Reinsurer who is domiciled outside of the United States of America, except for any Subscribing Reinsurer exempt from Federal Excise Tax. A Subscribing Reinsurer that claims exempt status from Federal Excise Tax shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the demands of the U.S. Internal Revenue Service, Department of the Treasury, or its successor and/or other applicable U.S. government authority.

B.	Each Subscribing Reinsurer shall allow the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax.

C.	In the event of any return of premium, the Subscribing Reinsurer shall deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.
ARTICLE 26 — FEDERAL TERRORISM EXCESS RECOVERY (LM-01100.2008.08.06-A)
A.	Any loss reimbursement the Company receives from the United States Government under the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Extension Act of 2005 and as further amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIA”) as a result of loss occurrence(s) or occurrence(s) commencing during the term of this Contract shall apply as follows:

B.	Except as provided below, any loss reimbursement under TRIA shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.

C.	If one or more loss occurrences or occurrences commencing during the term of this Contract result(s) in reinsurance recoveries to the Company under this Contract and reimbursement under TRIA, and such amounts, together with any other reinsurance recoveries to the Company for said loss occurrence(s) or occurrence(s), exceed the total amount of “Insured Losses” to the Company, any amount in excess thereof shall be held by the Company. The Company shall then reimburse the Subscribing Reinsurer a portion of such excess recovery in an amount equal to the proportion that the Subscribing Reinsurer’s payment under this Contract bears to the total treaty reinsurance recoveries to the Company for Insured Losses for said loss occurrence(s) or occurrence(s). Provided, however, that in no event shall such reimbursement exceed the amount paid by the Subscribing Reinsurer to the Company under this Contract.

D.	For purposes hereof, if a loss reimbursement received by the Company under TRIA is based on the Company’s Insured Losses in more than one loss occurrence or occurrence and neither the Secretary of the Treasury nor his delegatee specifies the amount of loss allocable to each respective loss occurrence or occurrence, the reimbursement shall be pro-rated in the proportion that the Company’s Insured Losses in each loss occurrence bears to the Company’s total Insured Losses resulting from all loss occurrences to which the reimbursement applies.

E.	For purposes of this Article, “Insured Loss(es)” shall have the same meaning as set forth in Section 102(5) of TRIA.

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ARTICLE 27 — GOVERNING LAW (LM-01200-2008.09.18-A)
The validity and interpretation of this Contract shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, without regard to conflicts of law principles.
ARTICLE 28 — INDEMNIFICATION AND DEFENSE
To the extent not in conflict with any other articles of this Contract (including the Extra Contractual Obligations Article and the Loss in Excess of Policy Limits Article), each Party hereto agrees to indemnify and defend the other Party hereto against any and all claims for loss, liability or damage arising out of or in connection with the acts or omissions of employees and servants of such indemnifying Party, when such acts or omissions result from or are incidental to activities and services conducted solely in connection with Policies issued by the Company or a Legal Entity and reinsured, in whole or in part, by the Subscribing Reinsurer.
ARTICLE 29 — INSOLVENCY LM-01300-2009.09.03-A) (AM)
(If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state’s laws shall prevail.)
A.	In the event of the insolvency of the Company, reinsurance under this Contract shall be payable, with reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any liquidator, receiver, conservator, or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims. Such payments by the Subscribing Reinsurer shall be made directly to the Company or its liquidator, receiver, conservator, or statutory successor, except to the extent Section 4118(a) of the New York Insurance Law applies, or except (a) where the Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (b) where the Subscribing Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Subscribing Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

B.	It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the insolvent Company shall give written notice to the Subscribing Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Subscribing Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Subscribing Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Subscribing Reinsurer.

C.	Where two or more Subscribing Reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the insolvent Company.

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ARTICLE 30 — INTEREST PENALTY (LM-01401-2005.12.21-Q)
A.	The interest amounts provided for in this Article shall apply to the Subscribing Reinsurer or to the Company in the following circumstances:
1.	If a loss payment owed by the Subscribing Reinsurer to the Company is not received within 45 calendar days following the date on which payment is due pursuant to the Reports and Remittances Article, and/or

2.	If any premium payment owed by the Company to the Subscribing Reinsurer is not received within 45 calendar days following the date on which payment is due pursuant to the Reports and Remittances Article, and/or

3.	If any premium adjustment, agreed by either Party to the other, is not received within 150 calendar days following the expiry or anniversary of this Contract, and/or

4.	If any return of premiums, commissions, profit sharing, or any amounts not provided in subparagraphs 1, 2, and 3 above, are not received in accordance with the date specified in this Contract or if no date is specified, within 90 calendar days following the date the debtor Party received the billing.
B.	Failure by the Subscribing Reinsurer or Company to comply with their respective payment obligations within the time periods as herein provided shall, as of that date, be subject to an interest payment computed by multiplying the amount due by a variable rate consisting of the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal on the first day of the calendar month in which the amount became past due, plus 2%. The variable rate shall be adjusted monthly thereafter to equal the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal on the first day of each successive month during which the amount due remains unpaid, plus 2%. The product shall then be multiplied by 1/365 for each day after the due date that the amount due and the interest amount remain unpaid. Any interest that occurs pursuant to this Article shall be calculated by the Party to which it is owed.

C.	The validity of any claim or payment may be contested under the provisions of this Contract. If the debtor Party prevails in arbitration or any other proceeding with respect to the amounts in dispute, there shall be no interest penalty due. If the creditor Party wholly or partially prevails on any of the amounts in dispute, the interest penalty shall be awarded as outlined above. Such interest penalty shall be calculated from the date the monies were due and owing to the date of resolution of the arbitration or proceeding, and shall be payable as of the date of resolution of the arbitration or proceeding.

D.	If the Subscribing Reinsurer advances the entire or partial payment of any claim it is contesting, and wholly or partially prevails in the contest, the Company shall promptly return the applicable amount of such payment. The arbitrator(s) hearing such dispute shall determine if interest shall be added to the amount returned by the Company.

E.	Any interest owing pursuant to this Article may be waived by the Party to which it is owed. Further, any interest calculated pursuant to this Article that is $100 or less shall be waived. Any waiver of any interest pursuant to this paragraph, however, shall not affect the waiving Party’s right to claim and/or pursue interest for any other failure by the other Party to make payment when due under this Article.
ARTICLE 31 — OFFSET (LM-01701-2005.06.02-A)
Each party to this Contract together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance(s) due the other (or, if more than one, any other) under this Contract. Such offset may include balances due under this Contract regardless of whether such balances arise from premiums, losses, or otherwise, provided however, that in the event of insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of the applicable law, statute, or regulation governing such offset.

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ARTICLE 32 — REINSURER CLAIMS OBLIGATIONS (LM-03100-2008.07.21-A)(AM)
It is understood and agreed that the Subscribing Reinsurer will fulfill its obligations under the Loss Adjustment and Settlement Article, until all claims have been reported and settled. Without first obtaining the Company’s written consent, the Subscribing Reinsurer will not, either directly or as the result of an action of a parent company or an affiliated entity, invoke any U.S. or foreign statute, legislation, or jurisprudence that purports to enable the Subscribing Reinsurer to require the Company or a Legal Entity to settle their claims liabilities, including but not limited to any estimated or undetermined claims liabilities, under this Contract on an accelerated basis. If the Subscribing Reinsurer has provided collateral relating to this Contract and the Subscribing Reinsurer attempts to require the Company or a Legal Entity to settle their claims liabilities on an accelerated basis, the Company shall have the right to utilize or to draw upon Letters of Credit or other collateral, under the terms of this Contract, or as otherwise agreed between the Subscribing Reinsurer and the Company. This Article does not prevent the Company and the Subscribing Reinsurer from settling any claims liabilities using a commutation process that is agreeable to both parties. This Article shall in no way affect the rights and obligations of the Company and the Subscribing Reinsurer under the Insolvency Article
ARTICLE 33 — SERVICE OF SUIT (LM-01900-2009.09.29-A) (AM LMEB)
This Article applies to any unauthorized Subscribing Reinsurer and to any Subscribing Reinsurer who is domiciled outside the United States of America.
A.	This Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

B.	In the event of the failure of the Subscribing Reinsurer to pay any amount claimed to be due hereunder, the Subscribing Reinsurer, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Subscribing Reinsurer’s right to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any state in the United States. The Subscribing Reinsurer, once the appropriate Court is selected, whether such court is the one originally chosen by the Company and accepted by the Subscribing Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said Court jurisdiction and, in any suit instituted against it upon this Contract, will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

C.	Service of process in such suit may be made upon: Mr. Christopher C. Mansfield, Senior Vice President and General Counsel, Liberty Mutual Insurance Company (or Liberty Mutual Insurance Company’s General Counsel at the time of such service of process), 175 Berkeley Street, Boston, MA 02117.

D.	The above-named are authorized and directed to accept service of process on behalf of the Subscribing Reinsurer in any such suit. Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefore, the Subscribing Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance, or other officer specified for that purpose in the statute, or their successor(s) in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

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ARTICLE 34 — SEVERABILITY (LM-02000-2005.06.02-A)
If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations, or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.
ARTICLE 35 — SPECIAL CONDITIONS (LM-02100-2009.09.17-A) (AM)
A.	This Article applies only in the event that:
1.	A State Insurance Department or other legal authority orders the Subscribing Reinsurer to cease writing business or has imposed upon it any other restrictions on or conditions relating to the Subscribing Reinsurer’s license or conduct of business in any jurisdiction; or

2.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

3.	The Subscribing Reinsurer’s policyholders’ surplus or equity has been reduced by 25% or more from the amount on the effective date of this Contract, or has been reduced by 25% or more in any period of twelve (12) months or less after the effective date of this Contract. For the purposes of this paragraph 3, a change in policyholders’ surplus or equity will be deemed to occur on the date the Subscribing Reinsurer releases its quarterly financial results; or

4.	As respects a Subscribing Reinsurer domiciled outside the United States other than a Lloyd’s syndicate, such Subscribing Reinsurer’s Shareholder Funds, Net Worth or Capital & Surplus has been reduced by 25% or more from the amount on the effective date of this Contract, or has been reduced by 25% or more in any period of twelve (12) months or less after the effective date of this Contract; or

5.	As respects a Subscribing Reinsurer who is a Lloyd’s syndicate, such Subscribing Reinsurer’s Stamp Capacity or Funds at Lloyd’s has been reduced by 25% or more from the amount on the effective date of this Contract or has been reduced by 25% or more in any period of twelve (12) months or less after the effective date of this Contract; or

6.	There has been a change in control with respect to the Subscribing Reinsurer. For the purposes of this Contract, a “change in control” with respect to the Subscribing Reinsurer shall mean that a Person has entered into an agreement or understanding to purchase, sell or otherwise obtain (whether by stock or asset purchase, bulk reinsurance, merger, consolidation or otherwise, in one or a series of transactions), or has so purchased, sold or otherwise transferred or obtained, a controlling interest in the Subscribing Reinsurer. Without limiting the foregoing, a Person shall be deemed to have a controlling interest in the Subscribing Reinsurer if such Person owns, controls or holds an ownership interest in the Subscribing Reinsurer of at least ten percent. For the purposes of this paragraph, a “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated entity or governmental entity; or

7.	The Subscribing Reinsurer’s A.M. Best’s financial strength rating has been assigned or downgraded below A- or Standard and Poor’s financial strength rating has been assigned or downgraded below A-; or

8.	As respects a Subscribing Reinsurer who is subject to an Authorized Control Level Risk-Based Capital Requirement, such Subscribing Reinsurer fails to maintain its surplus at a level of at least 200% of the Subscribing Reinsurer’s Authorized Control Level Risk-Based Capital; or

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9.	The Subscribing Reinsurer announces intentions to cease assumed reinsurance underwriting operations; or

10.	The Subscribing Reinsurer voluntarily ceases assumed reinsurance underwriting operations; or

11.	The Subscribing Reinsurer has reinsured its entire liability under this Contract; or

12.	The Subscribing Reinsurer, directly or through the actions of a parent company or an affiliated entity, has or has attempted to assign, novate or transfer the Subscribing Reinsurer’s rights and/or obligations under this Contract, including any attempted transfer of rights and/or obligations under any U.S. or foreign statute, legislation or jurisprudence, without the Company’s prior written consent; or

13.	The Subscribing Reinsurer, directly or through the actions of a parent company or an affiliated entity, has invoked any U.S. or foreign statute, legislation or jurisprudence which purports to enable the Subscribing Reinsurer to require the Company to settle its claims liabilities, including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis. This does not include any attempt to enforce a settlement of claims liabilities under a commutation process to which the parties have agreed; or

14.	There is a severance or obstruction of free and unfettered communication and/or normal commercial or financial intercourse between the United States of America and the country in which the Subscribing Reinsurer is incorporated or has its principal office, as a result of war, currency regulations or any circumstances arising out of political, financial or economic uncertainty.
B.	If one or more of the circumstances in paragraphs A.1 through A.14 occur (a “Trigger Event”), the Subscribing Reinsurer shall provide the Company with written notice within five (5) business days from the happening of a Trigger Event. Following the earlier of (1) the Company’s receipt of notice of a Trigger Event from the Subscribing Reinsurer and (2) the occurrence of a Trigger Event, the Company may terminate this Contract, upon thirty (30) days written notice to the Subscribing Reinsurer, except in connection with a Trigger Event described in paragraph A.1, A.2 or A.14, in which case the Company may terminate immediately.

C.	Irrespective of the Subscribing Reinsurer’s failure to provide the Company with timely written notice of the happening of a Trigger Event, upon occurrence of a Trigger Event, the Company may terminate this Contract at any time, upon thirty (30) days written notice to the Subscribing Reinsurer, except in connection with a Trigger Event described in paragraph A.1, A.2 or A.14, in which case the Company may terminate immediately. No failure or delay by the Company in exercising its option under this paragraph will operate as a waiver thereof.

D.	Termination under this Article can be made after the date of expiration of this Contract.

E.	If this Contract is terminated under this Article, this Contract shall remain in full force and effect as respects the Company’s and the Subscribing Reinsurer’s respective rights and obligations, prior to the effective date and time of termination. The coverage afforded by this Contract shall cease as of the date and time of termination and the Subscribing Reinsurer shall return the unearned premium, if any, within fifteen (15) days of the termination date, and the minimum premium, if any, shall be prorated. If coverage hereunder terminates while a claim covered by this Contract is in progress, the Subscribing Reinsurer shall be liable, subject to all conditions hereof, for its proportion of the entire claim, provided the event giving rise to the claim started before such termination.

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F.	1.	If the Company elects to terminate this Contract under this Article, the Company may also elect to commute this Contract. Such election to commute shall be made either within the written thirty (30) day notice to the Subscribing Reinsurer of the Company’s intention to terminate this Contract, or by written notice thereafter. If the Company elects to commute, the Subscribing Reinsurer has the option to provide security for its Obligations (as defined herein), as an alternative to commutation. The Subscribing Reinsurer shall notify the Company of its decision to provide security for its Obligations under this Contract within fifteen (15) business days of the receipt of written notice of the Company’s election to commute. If the Subscribing Reinsurer elects to provide security for its Obligations, the Company shall provide the Subscribing Reinsurer with a written statement of the Subscribing Reinsurer’s share of all paid recoverables, case reserves, loss adjustment expenses, incurred but not reported losses, reserves for unearned premium, and ceding commissions due under this Contract prior to the effective date and time of termination (collectively “Obligations”). Within fifteen (15) days of the Subscribing Reinsurer’s receipt of such statement, the Subscribing Reinsurer shall collateralize all unfunded Obligations by securing clean, irrevocable, and unconditional Letters of Credit, payable exclusively to the Company and issued by a bank acceptable to the Company. At the Company’s request, the Subscribing Reinsurer shall agree to provide a separate Letter of Credit for each Legal Entity.
2.	Any Letters of Credit secured by the Subscribing Reinsurer shall be issued for a period of not less than one year, and shall be automatically extended for one year from their dates of expiration or any future expiration dates, unless sixty (60) days prior to any expiration date the issuing bank shall notify the Company or a Legal Entity, as applicable, by certified mail that the issuing bank elects not to extend any Letter of Credit for any additional period.

3.	The Subscribing Reinsurer and the Company agree that the Letters of Credit provided by the Subscribing Reinsurer, pursuant to the provisions of this Article, may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company, a Legal Entity or any successor, by operation of law, of the Company or a Legal Entity, including without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company or a Legal Entity, without diminution because of the insolvency of the Company or a Legal Entity, or the Subscribing Reinsurer for one or more of the following purposes:
a.	To pay or reimburse the Company or a Legal Entity for:
i.	The Subscribing Reinsurer’s share under this Contract of premiums returned, but not yet recovered from the Subscribing Reinsurer, to the owners of Policies reinsured under this Contract due to cancellations of such Policies; and

ii.	The Subscribing Reinsurer’s share, under this Contract, of surrenders and benefits or liabilities paid by the Company or a Legal Entity, but not yet recovered from the Subscribing Reinsurer, under the terms and provisions of the Policies reinsured under this Contract; and

iii.	Any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Company or a Legal Entity.
b.	Where the Letters of Credit will expire without renewal or be reduced or replaced by Letters of Credit for a reduced amount and where the Subscribing Reinsurer’s Obligations under this Contract remain unliquidated and undischarged ten (10) days prior to the expiration of the Letter of Credit, to withdraw amounts equal to the Subscribing Reinsurer’s Obligations, to the extent that the liabilities have not yet been funded by the Subscribing Reinsurer and exceed the amount of any reduced or replacement Letters of Credit.

c.	If the Company has concluded that the issuing bank’s financial condition is such that the value of the security represented by the Letter of Credit may be in jeopardy, the

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Company or a Legal Entity, as applicable, may require that a replacement Letter of Credit be issued by a bank acceptable to the Company, by providing the Subscribing Reinsurer with written notice requesting such replacement Letter of Credit. If the Subscribing Reinsurer fails to provide acceptable replacement security within five (5) business days following receipt of the Company’s notice, the Company or a Legal Entity may draw upon the existing Letter of Credit in amounts equal to the Subscribing Reinsurer’s Obligations.
d.	If the Company or a Legal Entity draws on the Letter of Credit to obtain a cash advance, under paragraphs F.3.b or F.3.c, the Company or the Legal Entity, as applicable, will hold the amount of the cash advance so obtained in trust in the name of the Company in any qualified United States financial institution as defined by the Insurance Law of the Company’s or Legal Entity’s domiciliary state, solely to secure the Obligations and for the use and purposes enumerated above. The Company or the Legal Entity, as applicable, will return any balance to the Subscribing Reinsurer upon the complete and final liquidation and discharge of all of the Subscribing Reinsurer’s Obligations to the Company under this Contract or in the event the Subscribing Reinsurer provides alternative or replacement security consistent with the terms hereof and acceptable to the Company.
G.	If the Company elects to commute this Contract and the Subscribing Reinsurer does not fund its Obligations under this Contract, then:
1.	The Company shall submit a statement of valuation showing the Subscribing Reinsurer’s liability for loss(es), whether reported or unreported, comprising the sum total of the present value of the ceded: (a) case reserves and allocated loss adjustment expense, (b) projected ultimate losses, (c) any unearned premium reserve, and (d) undiscounted outstanding paid claims (hereinafter the “Commutation Losses”), on Policies covered by this Contract as of the effective date and time of termination. If the Subscribing Reinsurer agrees with the statement of valuation, the Subscribing Reinsurer shall pay the amount requested within ten (10) days of receipt of the statement of valuation.

2.	In the event the Company and the Subscribing Reinsurer cannot agree on the statement of valuation of the Subscribing Reinsurer’s liability under such Policies, either party may request in writing that the differences be settled by a panel of three actuaries. Each party shall appoint an actuary to assess such liability within fifteen (15) days after receipt of the written request for commutation. Upon such appointment, the two actuaries shall appoint a third actuary. If the two actuaries fail to agree on the third actuary within thirty (30) days of their appointment, each of them shall nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots.

3.	The actuaries shall then investigate and Capitalize such Commutation Loss(es) within thirty (30) days. As used herein, “Capitalize” shall mean to determine the present value of Commutation Losses, without regard to the Subscribing Reinsurer’s ability to pay such losses. The panel shall meet in Boston, Massachusetts, unless the Company and the Subscribing Reinsurer agree otherwise.

4.	All actuaries shall be disinterested in the outcome of the commutation and shall be Fellows of the Society of Actuaries/Fellows of the Casualty Actuarial Society. Except as stated below, the expense of the actuaries and of the commutation shall be equally divided between the parties of the commutation.

5.	The decision in writing of the actuaries, when filed with the parties hereto, shall be final and binding, except that if the Company does not agree with the Capitalized value of the Commutation Loss(es), the Company shall have no obligation to commute. In the event the Company does not agree with the Capitalized value of the Commutation Loss(es) and does not move forward with commutation, the Company will pay the expense of the actuaries including reasonable expense of the actuary appointed by the Subscribing Reinsurer.

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6.	If the Contract is commuted, payment by the Subscribing Reinsurer to the Company or any other third party mutually agreed upon by the Subscribing Reinsurer and the Company shall constitute a complete and final release of the Subscribing Reinsurer in respect to its liability under this Contract.

7.	The commutation process described in this Article shall not be subject to any other dispute resolution process, including but not limited to the Arbitration Article of this Contract.
ARTICLE 36 — THIRD PARTIES (LM-02700-2005.09.27-A)
This Contract shall not be deemed to give any right or remedy to any third party whatsoever unless said right or remedy is specifically granted to such third party by the terms of this Contract.
ARTICLE 37 — UNAUTHORIZED REINSURANCE (LM-02500-2009.09.29-A) (AM)
(Applies only to a Subscribing Reinsurer who at the inception of this Contract or at any time thereafter does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.)
A.	As regards Policies or bonds coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it will forward to the Subscribing Reinsurer a statement showing the proportion of such reserves which is applicable to the Subscribing Reinsurer. The Subscribing Reinsurer hereby agrees to fund such reserves in respect of unearned premium, known outstanding losses that have been reported to the Subscribing Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company or the Legal Entities but not recovered from the Subscribing Reinsurer, plus reserves for losses incurred but not reported as determined by the Company, as shown in the statement prepared by the Company (hereinafter referred to as “ Subscribing Reinsurer’s Obligations”) by Letters of Credit, unless the Company and the Subscribing Reinsurer agree to another method of funding, or another method of funding (other than Letters of Credit) is mandated by applicable law, statute, or regulation.

B.	As regards a Subscribing Reinsurer who, either at the inception of this Contract or at any time thereafter, is unauthorized in any province or jurisdiction of Canada, such funding shall be equal to 110% of its proportion of reserves by Letters of Credit for no more than 15% of the total funding required and cash advances for the remaining balance.

C.	When funding by Letters of Credit, the Subscribing Reinsurer agrees to apply for and secure timely delivery to the Company of clean, irrevocable, and unconditional Letters of Credit issued by a bank that is a qualified U.S. financial institution acceptable to the Company, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves, in an amount equal to the Subscribing Reinsurer’s proportion of said reserves. At the Company’s request, the Subscribing Reinsurer will agree to provide a separate Letter of Credit for each Legal Entity. Such Letters of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from the date of expiration or any future expiration date unless, sixty (60) days prior to any expiration date, the issuing bank shall notify the Company or a Legal Entity, as applicable, by certified mail that the issuing bank elects not to consider the Letters of Credit extended for any additional period.

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D.	The Subscribing Reinsurer and the Company agree that the Letters of Credit provided by the Subscribing Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or a Legal Entity or any successors thereto, by operation of law, of the Company or a Legal Entity, including without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company, without diminution because of the insolvency of the Company or a Legal Entity or the Subscribing Reinsurer for one or more of the following purposes:
1.	To reimburse the Company or a Legal Entity for the Subscribing Reinsurer’s share of premiums returned to the owners of Policies reinsured under this Contract because of cancellations of the Policies;

2.	To reimburse the Company or a Legal Entity for the Subscribing Reinsurer’s share of surrenders and benefits or losses paid by the Company or a Legal Entity under provisions of the Policies reinsured under this Contract;

3.	To fund an account with the Company or a Legal Entity in an amount, at least, equal to the deduction for reinsurance ceded from the Company’s or a Legal Entity’s liabilities for Policies ceded under this Contract. The account shall include, but not be limited to, amounts for Policy reserves, claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premium reserves;

4.	To pay existing liabilities between the Company and the Subscribing Reinsurer upon commutation of this Contract; and

5.	To pay any other amounts the Company claims are due under this Contract.

6.	If the Company has concluded that the issuing bank’s financial condition is such that the value of the security represented by the Letter of Credit may be in jeopardy, the Company or a Legal Entity, as applicable, may require that a replacement Letter of Credit be issued by a bank acceptable to the Company, by providing the Subscribing Reinsurer with written notice requesting such replacement Letter of Credit. If the Subscribing Reinsurer fails to provide acceptable replacement security within five (5) business days following receipt of the Company’s notice, the Company or a Legal Entity may draw upon the existing Letter of Credit in amounts equal to the Subscribing Reinsurer’s Obligations.
E.	At annual intervals, or at the Company’s option, on a quarterly basis, the Company shall prepare a specific statement of the Subscribing Reinsurer’s Obligations, for the sole purpose of amending the Letters of Credit, in the following manner:
1.	If the statement shows that the Subscribing Reinsurer’s Obligations exceed the balance of credit as of the statement date, the Subscribing Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letters of Credit increasing the amount of credit by the amount of such difference.

2.	If, however, the statement shows that the Subscribing Reinsurer’s Obligations are less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Subscribing Reinsurer, release such excess credit by agreeing to secure an amendment to the Letters of Credit reducing the amount of credit available by the amount of such excess credit.
F.	The Subscribing Reinsurer will take any other reasonable steps that may be required for the Company to take full credit on its statutory financial statements for the reinsurance provided by this Contract.

G.	Any and all disputes between the Company and any Subscribing Reinsurer or Reinsurers (“Party”, individually, or “Parties”, collectively) arising out of, relating to, or concerning this Article shall be resolved pursuant to the ARIAS-U.S. Newer Arbitrator Program. Unless the Parties otherwise agree, the ARIAS-U.S. Newer Arbitrator Program expedited proceeding with a single Newer Arbitrator shall be used to resolve any such disputes.

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SCHEDULE NO. 1 — POLICIES FROM PARIS SYSTEM
A.	BUSINESS COVERED
1.	This Schedule applies to the Equipment Breakdown liability of the Company or a Legal Entity as respects Accidents occurring under the Policies attaching on or after January 1, 2010 and classified as follows;
a.	Businessowners — Equipment Breakdown endorsements to Commercial Multi-Peril insurance Policies, Equipment Breakdown Coverage sections, contracts and binders; and

b.	CPP — Equipment Breakdown insurance policies written on risks covered under the Commercial Multi-Peril Program; and

c.	Referral Risks — All other Risks as set forth under the Referral Guidelines of this Schedule.
B.	REINSURANCE PREMIUM
1.	Businessowners — As respects Policies classified as such and covered under this Schedule, the Company shall pay to the Subscribing Reinsurer, a rate of [***]% of the gross property premium, as defined by the Company, plus additional property premium, less cancellations and return property premiums.

2.	CPP — As respects Policies classified as such and covered under this Schedule, the Company shall pay to the Subscribing Reinsurer, a rate of $[***] per $100 of Total Insured Value for each policy covered hereunder. As used herein, Total Insured Value means the 100% building, business personal property and time-element values insured.

3.	Referral Risks — As respects Policies classified as such and covered under this Schedule, the Company shall pay to the Subscribing Reinsurer, the amount mutually agreed to by both Parties in writing.
C.	CEDING COMMISSION

As provided for under the Ceding Commission Article, the Subscribing Reinsurer shall allow a Ceding Commission of [***]% of the Reinsurance Premium ceded under this Schedule.

D.	REFERRAL GUIDELINES
1.	New Business risks that meet any one of the following criteria must be referred to the Subscribing Reinsurer for a reinsurance quotation;
a.	Limits of Liability greater than $100,000,000.

b.	Any manufacturing occupancy location over $5,000,000 in total values (add Building, contents and business interruption), except $15,000,000 total location value for non-manufacturing locations.

c.	Any account that has more than $100,000 in spoilage and/or ammonia contamination exposure.

d.	Any cold storage warehouses with ammonia contamination coverage.

*** Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

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e.	Any medical facility with one piece of diagnostic equipment over $100,000 in value.

f.	Any of the following occupancies regardless of values:
i.	Primary electrical generation

ii.	Pulp and paper

iii.	Chemical manufacturing with reaction

iv.	Sawmill/forestry operation

v.	Recycling/waste operation

vi.	Hydro-electric power generation

vii.	Rubber manufacturing

viii.	Foundry

ix.	Casino

x.	Pharmaceutical

xi.	Wire drawing

xii.	Mining
2.	Renewal referral risks which were previously quoted may be renewed at the expiring premium unless:
a.	It is a referral risk as a result of 1.d. above.

b.	The Policy has two (2) or more Equipment Breakdown losses paid in the last two (2) years.

c.	The insured values increased by more than 10 percent.

d.	There is an occupancy code change.

e.	The Policy was previously quoted by Mutual Boiler Re and the Company elects to have the Subscribing Reinsurer quote the risk.
i.	The Company will work with the Subscribing Reinsurer to provide documentation on any risk that was previously quoted by Mutual Boiler Re and not submitted to the Subscribing Reinsurer for a new quote.

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SCHEDULE NO. 2 — POLICIES FROM ECLPS+ SYSTEM
A.	BUSINESS COVERED
1.	This Schedule applies to the Equipment Breakdown liability of the Company or a Legal Entity as respects Accidents occurring under the Policies attaching on or after January 1, 2010 and classified as follows;
a.	Businessowners — Equipment Breakdown endorsements to Commercial Multi-Peril insurance Policies, Equipment Breakdown Coverage sections, contracts and binders; and

b.	CPP — Equipment Breakdown insurance policies written on risks covered under the Commercial Multi-Peril Program; and

c.	Referral Risks — All other Risks as set forth under the Referral Guidelines of this Schedule.
B.	REINSURANCE PREMIUM
1.	Businessowners — As respects Policies classified as such and covered under this Schedule, the Company shall pay to the Subscribing Reinsurer, a rate of [***]% of the gross property premium, as defined by the Company, plus additional property premium, less cancellations and return property premiums.

2.	CPP — As respects Policies classified as such and covered under this Schedule, the Company shall pay to the Subscribing Reinsurer, a rate of $[***] per $100 of Total Insured Value for each policy covered hereunder. As used herein, Total Insured Value means the 100% building, business personal property and time-element values insured.

3.	Referral Risks — As respects Policies classified as such and covered under this Schedule, the Company shall pay to the Subscribing Reinsurer, the amount mutually agreed to by both Parties in writing.
C.	CEDING COMMISSION

As provided for under the Ceding Commission Article, the Subscribing Reinsurer shall allow a Ceding Commission of [***]% of the Reinsurance Premium ceded under this Schedule.

D.	REFERRAL GUIDELINES
1.	New Business risks that meet any one of the following criteria must be referred to the Subscribing Reinsurer for a reinsurance quotation;
a.	Limits of Liability greater than $100,000,000.

b.	Any manufacturing occupancy location over $5,000,000 in total values (add Building, contents and business interruption), except $15,000,000 total location value for non-manufacturing locations.

c.	Any account that has more than $100,000 in spoilage and/or ammonia contamination exposure.

*** Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Effective: January 1, 2010	Page 28 of 30	LMEB Commercial Equipment
Breakdown Quota Share
Contract No. 3200195

d.	Any cold storage warehouses with ammonia contamination coverage.

e.	Any medical facility with one piece of diagnostic equipment over $100,000 in value.

f.	Any of the following occupancies regardless of values:
i.	Primary electrical generation

ii.	Pulp and paper

iii.	Chemical manufacturing with reaction

iv.	Sawmill/forestry operation

v.	Recycling/waste operation

vi.	Hydro-electric power generation

vii.	Rubber manufacturing

viii.	Foundry

ix.	Casino

x.	Pharmaceutical

xi.	Wire drawing

xii.	Mining
2.	Renewal referral risks which were previously quoted may be renewed at the expiring premium unless:
a.	It is a referral risk as a result of 1.d. above.

b.	The Policy has two (2) or more Equipment Breakdown losses paid in the last two (2) years.

c.	The insured values increased by more than 10 percent.

d.	There is an occupancy code change.

e.	The Policy was previously quoted by Mutual Boiler Re and the Company elects to have the Subscribing Reinsurer quote the risk.
i.	The Company will work with the Subscribing Reinsurer to provide documentation on any risk that was previously quoted by Mutual Boiler Re and not submitted to the Subscribing Reinsurer for a new quote.

Effective: January 1, 2010	Page 29 of 30	LMEB Commercial Equipment
Breakdown Quota Share
Contract No. 3200195

IN WITNESS WHEREOF the parties hereto, by their respective duly authorized officers, have executed this Contract, in triplicate original, as of the dates set forth below.
At Keene, New Hampshire on this 31st day of March, 2010.

ATTEST:	PEERLESS INSURANCE COMPANY

/s/ Daniel P. Baker	/s/ Nancy C. Callender

Signature	Signature

Daniel P. Baker	Nancy C. Callender

Name	Name

AM VP-Manager Financial Services	AM-AVP Manager Reinsurance Management

Title	Title
At Boston, Massachusetts Island on this 3rd day of May, 2010.

ATTEST:	LIBERTY MUTUAL INSURANCE COMPANY

/s/ Lauren H. Covert	/s/ Elaine Caprio Brady

Signature	Signature

Lauren H. Covert	Elaine Caprio Brady

Name	Name

Director of Ceded Reinsurance	Vice President & Manager of Ceded Reinsurance

Title	Title

Effective: January 1, 2010	Page 30 of 30	LMEB Commercial Equipment
Breakdown Quota Share
Contract No. 3200195

EXECUTION COPY
ENDORSEMENT NO. 1
to the
COMMERCIAL EQUIPMENT BREAKDOWN
QUOTA SHARE REINSURANCE CONTRACT
NO. 3200195
(hereinafter referred to as the “Contract”)
between
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Company”)
and
LIBERTY MUTUAL INSURANCE COMPANY
Boston, Massachusetts
(hereinafter referred to as the “Subscribing Reinsurer”)
It is understood and agreed that Endorsement No. 1 to the Commercial Equipment Breakdown Quota Share Reinsurance Contract is attached hereto and made a part of said Contract.
IN WITNESS WHEREOF the Parties hereto, by their respective duly authorized officers, have executed this Endorsement, in triplicate original, as of the dates set forth below.
At Keene, New Hampshire on this 14th day of April , 2010

PEERLESS INSURANCE COMPANY
/s/ Nancy C. Callender
Signed By: Nancy C. Callender,
Agency Markets AVP — Manager, Reinsurance Management

/s/ Daniel P. Baker
Attested By: Daniel P. Baker,
Agency Markets VP — Manager, Financial Services
At Boston, Massachusetts on this 3rd day of May, 2010

LIBERTY MUTUAL INSURANCE COMPANY
Elaine Caprio Brady
Signed By:

Lauren H. Covert
Attested By:

Contract Effective Date: January 1, 2010 Endorsement Effective Date: April 1, 2010	Endorsement No. 1 Page 1 of 8	Commercial Equipment Breakdown Quota Share Reinsurance Contract No. 3200195

ENDORSEMENT NO. 1
to the
COMMERCIAL EQUIPMENT BREAKDOWN
QUOTA SHARE REINSURANCE CONTRACT
NO. 3200195
(hereinafter referred to as the “Contract”)
between
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Company”)
and
LIBERTY MUTUAL INSURANCE COMPANY
Boston, Massachusetts
(hereinafter referred to as the “Subscribing Reinsurer”)
It is understood and agreed that as respects new and renewal policies becoming effective on and after 12:01 a.m., Local Standard Time, April 1, 2010, this Contract is amended as follows:
1. ARTICLE 1 — BUSINESS COVERED is hereby replaced with:
ARTICLE 1 — BUSINESS COVERED
A.	By this Contract, the Subscribing Reinsurer obligates itself to accept as reinsurance of the Company and the Company obligates itself to cede to the Subscribing Reinsurer, 100% of the liability on new and renewal business covered hereunder, written by the Company or ceded directly or indirectly to the Company by an Affiliate of the Company (hereinafter each referred to as a “Legal Entity” and, collectively, the “Legal Entities”) for commercial Equipment Breakdown business identified as belonging to the Agency Markets strategic business unit of the Liberty Mutual Group. The business covered hereunder is defined in each Schedule attached hereto. This Contract specifically excludes any and all commercial equipment breakdown coverage for policies issued by the following Agency Markets platform systems;
1.)	AQS Mecca.
B.	It is a condition of this Contract that evidence of coverage provided for any commercial Equipment Breakdown insurance ceded under sub-paragraph A. above (hereinafter “Equipment Breakdown”) shall be on policies, forms, endorsement or binders, in accordance with forms, rates and rules mutually acceptable to the Company and the Subscribing Reinsurer.

Contract Effective Date: January 1, 2010 Endorsement Effective Date: April 1, 2010	Endorsement No. 1 Page 2 of 8	Commercial Equipment Breakdown Quota Share Reinsurance Contract No. 3200195

C.	Only that portion of loss, if any, that is covered solely under the Equipment Breakdown coverage provided in the Policy shall be reinsured under this Contract. If, however, that loss (or portion thereof) that is covered solely under the Equipment Breakdown coverage provided in the Policy would not be covered, in whole or in part, pursuant to the terms and conditions of the Subscribing Reinsurer’s reinsurance quotation, then the terms and conditions of the Subscribing Reinsurer’s reinsurance quotation will control irrespective of the Policy’s Equipment Breakdown coverage.
2. SCHEDULE NO. 3 — COMLINE SYSTEM is hereby added to read:
SCHEDULE NO. 3 — COMLINE SYSTEM
SECTION 1 — BUSINESSOWNERS POLICIES
A.	BUSINESS COVERED
1.	This Section applies to Equipment Breakdown liability of the Company or a Legal Entity under Businessowners Policies which include one of the Covered Equipment Breakdown forms listed below, as respects Accidents occurring under Policies incepting on or after April 1, 2010;
•	Equipment Breakdown Endorsement, Form No. BP 81 36 07 02

•	Equipment Breakdown Endorsement, Form No. BP 81 36 06 02

•	Equipment Breakdown Endorsement, Form No. BP 81 37 06 02

•	Equipment Breakdown Endorsement, Form No. BP 81 36 01 08
B.	REINSURANCE PREMIUM
1.	The Company shall pay to the Subscribing Reinsurer [***]% of the gross Equipment Breakdown premium written, within the limits of this Contract, during the period this Contract is in effect for Policies covered under this Section.
a.	As respects Policies covered under this Section, except for Policies covering Referral Risks as set forth under the Referral Guidelines of this Section, the gross Equipment Breakdown premium shall be calculated in accordance with the rates set forth in the “Comline BOP Portfolio Rates and Eligibility Guidelines 04-01-10” document.

b.	As respects Policies classified as Referral Risks and covered under this Section, the Company shall pay to the Subscribing Reinsurer, the amount mutually agreed to by both Parties in writing.
C.	CEDING COMMISSION

As provided for under the Ceding Commission Article, the Subscribing Reinsurer shall allow a Ceding Commission of [***]% of the Reinsurance Premium ceded under this Section.

*** Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Contract Effective Date: January 1, 2010 Endorsement Effective Date: April 1, 2010	Endorsement No. 1 Page 3 of 8	Commercial Equipment Breakdown Quota Share Reinsurance Contract No. 3200195

D.	REFERRAL GUIDELINES

Risks that meet the referral criteria outlined in the “Comline BOP Portfolio Rates and Eligibility Guidelines 04-01-10” document must be referred to the Subscribing Reinsurer for a reinsurance quotation.
E.	OTHER PROVISIONS
1.	Notwithstanding the limit set forth in the LIMIT OF LIABILITY ARTICLE, the Subscribing Reinsurer’s liability as respects coverages under the section entitled “Blanket Limit of Insurance” in the Flexible Limit Endorsement, Form No. BP 81 99 06 06, shall not exceed $250,000, for any one Accident, any one Policy.

2.	The rates and eligibility rules applicable to the Policies covered under this Section are set forth in the “Comline BOP Portfolio Rates and Eligibility Guidelines 04-01-10” document. Said document may be amended from time to time, subject to the approval in writing of both parties, and are incorporated into this Contract by reference as if fully set forth herein.
SECTION 2 — COMMERCIAL MULTIPERIL POLICIES, BOP ACCESS POLICIES & OPTIMUM POLICIES
A.	BUSINESS COVERED
1.	This Section applies to the Equipment Breakdown liability of the Company or a Legal Entity under Commercial Multiperil, BOP Access, and Optimum Policies which include one of the Covered Equipment Breakdown forms listed below, effective as respects Accidents occurring under Policies incepting on or after April 1, 2010;
•	Equipment Breakdown Endorsement, Form No. CP 75 66 10 01

•	Equipment Breakdown Endorsement, Form No. CP 74 16 02 07

•	Equipment Breakdown Endorsement, Form No. CP 77 82 01 08
B.	REINSURANCE PREMIUM
1.	The Company shall pay to the Subscribing Reinsurer [***]% of the gross Equipment Breakdown premium written, within the limits of this Contract, during the period this Contract is in effect for Policies covered under this Section.
a.	As respects Policies covered under this Section, except for Policies covering Referral Risks as set forth under the Referral Guidelines of this Section, the gross Equipment Breakdown premium shall be calculated in accordance with the rates set forth in the “Comline CMP, COP, BOP Access, and Optimum Rates and Eligibility Guidelines 04-01-10.xls” document.

b.	As respects Policies classified as Referral Risks and covered under this Section, the Company shall pay to the Subscribing Reinsurer, the amount mutually agreed to by both Parties in writing.

*** Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Contract Effective Date: January 1, 2010 Endorsement Effective Date: April 1, 2010	Endorsement No. 1 Page 4 of 8	Commercial Equipment Breakdown Quota Share Reinsurance Contract No. 3200195

C.	CEDING COMMISSION

As provided for under the Ceding Commission Article, the Subscribing Reinsurer shall allow a Ceding Commission of [***]% of the Reinsurance Premium ceded under this Section.
D.	REFERRAL GUIDELINES

Risks that meet the referral criteria outlined in the “Comline CMP, COP, BOP Access, and Optimum Rates and Eligibility Guidelines 04-01-10.xls” document must be referred to the Subscribing Reinsurer for a reinsurance quotation.
E.	OTHER PROVISIONS
1.	Notwithstanding the limit set forth in LIMIT OF LIABILITY ARTICLE, the Subscribing Reinsurer’s liability as respects coverages under:
a.	The section entitled “Flex Coverage — Blanket Limit of Insurance” in a SAFECO BOP Access property coverage form listed below shall not exceed $500,000 for any one Accident, any one Policy;
•	Form No. CP 74 03 02 07

•	Form No. CP 74 06 02 07

•	Form No. CP 74 00 02 07
b.	The section entitled “Flex Additional Coverage — Blanket Limit of Insurance” in a SAFECO Optimum property coverage form listed below shall not exceed $250,000 for any one Accident, any one Policy.
•	Form No. 74 30 03 08

•	Form No. 74 38 03 08

•	Form No. 74 45 03 08

•	Form No. 74 59 03 08

•	Form No. 74 52 03 08

•	Form No. 74 66 03 08

•	Form No. 74 75 03 08

•	Form No. 74 83 03 08
2.	The rates and eligibility rules applicable to the Policies covered under this Section are set forth in the “Comline CMP, COP, BOP Access, and Optimum Rates and Eligibility Guidelines 04-01-10.xls” document. Said document may be amended from time to time, subject to the approval in writing of both parties, and are incorporated into this Contract by reference as if fully set forth herein.

*** Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Contract Effective Date: January 1, 2010 Endorsement Effective Date: April 1, 2010	Endorsement No. 1 Page 5 of 8	Commercial Equipment Breakdown Quota Share Reinsurance Contract No. 3200195

SECTION 3 — COMMERCIAL OUTPUT POLICIES
A.	BUSINESS COVERED
1.	This Section applies to the Equipment Breakdown liability of the Company or a Legal Entity under AAIS Commercial Output Policies which include one of the Covered Equipment Breakdown forms listed below, effective as respects Accidents occurring under Policies incepting on or after April 1, 2010;
•	Equipment Breakdown Coverage Part, Form No. CO 1003 04 02

•	Equipment Breakdown Coverage Part, Form No. COP 10 12/EF 5/00
B.	REINSURANCE PREMIUM
1.	The Company shall pay to the Subscribing Reinsurer [***]% of the gross Equipment Breakdown premium written, within the limits of this Contract, during the period this Contract is in effect for Policies covered under this Section.
a.	As respects Policies covered under this Section, except for Policies covering Referral Risks as set forth under the Referral Guidelines of this Section, the gross Equipment Breakdown premium shall be calculated in accordance with the rates set forth in the “Comline CMP, COP, BOP Access, and Optimum Rates and Eligibility Guidelines 04-01-10.xls” document.

b.	As respects Policies classified as Referral Risks and covered under this Section, the Company shall pay to the Subscribing Reinsurer, the amount mutually agreed to by both Parties in writing.
C.	CEDING COMMISSION

As provided for under the Ceding Commission Article, the Subscribing Reinsurer shall allow a Ceding Commission of [***]% of the Reinsurance Premium ceded under this Section.
D.	REFERRAL GUIDELINES

Risks that meet the referral criteria outlined in the “Comline CMP, COP, BOP Access, and Optimum Rates and Eligibility Guidelines 04-01-10.xls” document must be referred to the Subscribing Reinsurer for a reinsurance quotation.
E.	OTHER PROVISIONS
1.	The rates and eligibility rules applicable to the Policies covered under this Section are set forth in the “Comline CMP, COP, BOP Access, and Optimum Rates and Eligibility Guidelines 04-01-10.xls“document. Said document may be amended from time to time, subject to the approval in writing of both parties, and are incorporated into this Contract by reference as if fully set forth herein.

2.	Section A of the EXCLUSIONS ARTICLE shall not apply to the Covered Equipment Breakdown Forms covered under this Section.

*** Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Contract Effective Date: January 1, 2010 Endorsement Effective Date: April 1, 2010	Endorsement No. 1 Page 6 of 8	Commercial Equipment Breakdown Quota Share Reinsurance Contract No. 3200195

3.	With respect to the Equipment Breakdown Coverage Part, Form No. CO 1003 04 02, “Equipment Breakdown” means coverage provided under Commercial Output Program Policies by the addition of said Equipment Breakdown Coverage Part, and shall also extend to include:
a.	coverage for Spoilage resulting from an Accident, as defined in Paragraphs 1., 2. and 4. of Perils Covered under the Spoilage Coverage Part, Form No. CO 1004 04 02 or Form No. CO 1005 04 02, whichever is applicable, and;

b.	coverage for loss or damage to computers resulting from an Accident under the Commercial Output Program Property Coverage Part, Form CO 1000 10 02.
4.	With respect to the Equipment Breakdown Coverage Part, Form No. COP 10 12/EF 5/00, “Equipment Breakdown” means coverage provided under Policies by the addition of said Equipment Breakdown Coverage Part and shall also extend to include:
a.	liability for Computers under the Computer Coverage Endorsement, Form No. COP 21 36/EF 5/00, if included in the Policy, and;

b.	with respect to any Policy that includes the Spoilage Coverage endorsement, Form No. COP 21 31/EF 5/00, coverage for Spoilage under said endorsement but only to the extent the coverage would have been provided under the Additional Coverage for Spoilage in the Equipment Breakdown Coverage Part if the Spoilage Coverage endorsement had not been included.
SECTION 4 — MINICO PROGRAM
A.	BUSINESS COVERED
This Section applies to the Equipment Breakdown liability of the Company or a Legal Entity under Select Custom Package Policies which include the Systems Protection Coverage endorsement, Form No. SP 04 50 EF 4/00, effective as respects Accidents occurring under Policies incepting on or after April 1, 2010.
B.	REINSURANCE PREMIUM
1.	The Company shall pay to the Subscribing Reinsurer [***]% of the gross Equipment Breakdown premium written, within the limits of this Contract, during the period this Contract is in effect for Policies covered under this Section.
a.	As respects Policies covered under this Section the gross Equipment Breakdown premium shall be calculated in accordance with the rates set forth in the “MiniCo filed rules and rate pages, edition date 06/08” document.
C.	CEDING COMMISSION

As provided for under the Ceding Commission Article, the Subscribing Reinsurer shall allow a Ceding Commission of [***]% of the Reinsurance Premium ceded under this Section.

*** Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Contract Effective Date: January 1, 2010 Endorsement Effective Date: April 1, 2010	Endorsement No. 1 Page 7 of 8	Commercial Equipment Breakdown Quota Share Reinsurance Contract No. 3200195

D.	OTHER PROVISIONS
The rates and eligibility rules applicable to the Policies covered under this Section are set forth in the “MiniCo filed rules and rate pages, edition date 06/08” document. Said document may be amended from time to time, subject to the approval in writing of both parties, and are incorporated into this Contract by reference as if fully set forth herein.
3.	SCHEDULE NO. 4 — PAL SYSTEM is hereby added to read:
SCHEDULE NO. 4 — PAL SYSTEM
A.	BUSINESS COVERED
1.	This Schedule applies to the Equipment Breakdown liability of the Company or a Legal Entity as respects Accidents occurring under the Policies attaching on or after April 1, 2010 and classified as follows;
a.	Equipment Breakdown coverage provided in insurance policies or binders classified by the Company as multi-peril, businessowners, commercial property or farm.

b.	Referral Risks — All other Risks as set forth under Referral Guideline of this Schedule.
B.	REINSURANCE PREMIUM
1	As respects Policies classified as multi-peril, businessowners, commercial property or farm and covered under this Schedule, the Company shall pay to the Subscribing Reinsurer, [***]% of the equipment breakdown premium, calculated in accordance with the rates set forth in the “Rates and Referral Guidelines for Accounts in PAL” document, less cancellations and return premium.

2.	Referral Risks — As respects Policies classified as such and covered under this Schedule, the Company shall pay to the Subscribing Reinsurer, the amount mutually agreed to by both Parties in writing.
C.	CEDING COMMISSION
As provided for under the Ceding Commission Article, the Subscribing Reinsurer shall allow a Ceding Commission of [***]% of the Reinsurance Premium ceded under this Section.
D.	REFERRAL GUIDELINES
Risks that meet the referral criteria outlined in the “Rates and Referral Guidelines for Accounts in PAL” document must be referred to the Subscribing Reinsurer for a reinsurance quotation.

*** Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Contract Effective Date: January 1, 2010 Endorsement Effective Date: April 1, 2010	Endorsement No. 1 Page 8 of 8	Commercial Equipment Breakdown Quota Share Reinsurance Contract No. 3200195